Exhibit 99.1

Cvent Announces First Quarter 2015 Financial Results

First Quarter Revenue of $41.1 Million Increases 31% Year-Over-Year

Acquisition of SignUp4 Strengthens Market Position

Announces CFO Transition

TYSONS CORNER, Va - May 11, 2015 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the first quarter ended March 31, 2015.

Reggie Aggarwal, Chief Executive Officer of Cvent, said, “We had a strong start to 2015 with first quarter results that exceeded our revenue and adjusted EBITDA expectations. During the quarter, we saw increasing momentum for our Enterprise solutions, and growing interest for our meeting and events platform to support larger and more complex events. In addition, we are making excellent progress with the further enhancement and expansion of our Hospitality Cloud solution that we expect to preview at our Cvent CONNECT conference next month.”

Aggarwal added, “Our acquisition of SignUp4 enhances our market position, bringing Cvent a strong customer base and additional event management functionality. We believe our increasingly comprehensive product suites for customers on both sides of the meetings and events ecosystem, combined with our expanding leadership position, will enable Cvent to capture a disproportionate share of the opportunity ahead of us.”

First Quarter 2015 Financial Highlights

Revenue

•	Total revenue was $41.1 million, an increase of 31% from the comparable period in 2014.

•	Platform Subscription revenue was $28.3 million, an increase of 30% from the comparable period in 2014.

•	Hospitality Cloud revenue was $12.8 million, an increase of 32% from the comparable period in 2014.

Operating Income (Loss)

•	GAAP operating loss was $(4.3) million, compared to GAAP operating income of $0.6 million in the comparable period in 2014.

•	Non-GAAP operating loss was $(0.4) million, compared to non-GAAP operating income of $1.7 million in the comparable period in 2014.

Net Income (Loss)

•	GAAP net loss was $(2.4) million, compared to GAAP net income of $1.6 million for the comparable period in 2014. GAAP net loss per share was $(0.06), based on 41.2 million basic and diluted weighted average common shares outstanding, compared to GAAP net income per diluted share of $0.04 for the comparable period in 2014, based on 43.2 million diluted weighted average common shares outstanding.

•	Non-GAAP net income was $1.6 million, compared to $2.7 million in the comparable period in 2014. Non-GAAP net income per diluted share was $0.04, based on 43.2 million diluted weighted average common shares outstanding, compared to non-GAAP net income per diluted share of $0.06 for the comparable period in 2014, based on 43.2 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $3.2 million, representing an adjusted EBITDA margin of 7.8%, compared to $3.5 million, or an adjusted EBITDA margin of 11.1% in the comparable period in 2014.

Balance Sheet

•	Cash, cash equivalents and short-term investments at March 31, 2015 totaled $176.6 million, compared to $167.6 million at the end of 2014.

Recent Business Highlights

•	Signed new enterprise solutions customers across the US and internationally, including a Big 4 accounting firm, a top 5 pharmaceutical company and two of the top 15 IT companies in the Fortune 500, and expansions or renewals with customers such as Allscripts Healthcare, Cambia Health Solutions and National Grid.

•	Attracted new event management customers including inVentiv Health, PointClickCare, Starz Entertainment and Verizon Wireless, and renewed or expanded agreements with the California Public Employees Retirement System, MicroStrategy, Nuance Communications and Office Depot.

•	Experienced continued adoption of mobile app and ticketing technology with new customers including a major US mutual fund company, The Wendy’s Company, Veeam Software Corporation and Volkswagen, and events such as the Memphis in May International Festival. Organizations and events that renewed or expanded relationships include First Republic Bank, Sabre Holdings Corporation, Shoretel and the Wisconsin State Fair.

•	Added new hospitality cloud customers such as Barcelo Hotels, Loews Hotels and the Paris hotel in Las Vegas, and signed renewals or expansions with customers such as Caesar’s Palace, Taj Boston and the Trump Hotel Collection.

Acquisition of SignUp4 Enhances Leadership Position

Cvent also announced today that it has acquired SignUp4, a provider of event management solutions for corporate meeting planners, travel planners and event management agencies. Total consideration, not including any future retention-based payments, was approximately $22 million.

The SignUp4 acquisition broadens Cvent’s customer base and enhances the robustness of the Cvent event cloud.

Based on an anticipated annualized revenue run-rate of $6 million in 2015, Cvent expects this acquisition to contribute approximately $1.5 million to revenue for the remainder of 2015, after considering the purchase accounting impact on acquired deferred revenue. Due to this impact, Cvent expects the acquisition to be dilutive to adjusted EBITDA in 2015 by approximately $2.5 million. The transaction is expected to be accretive to adjusted EBITDA in 2016.

CFO Transition

Cvent also announced today that Pete Childs will be transitioning out of his position as the company’s Chief Financial Officer. The company has retained an executive search firm to help recruit his successor. Mr. Childs will continue to serve as Chief Financial Officer of Cvent through the end of August to help ensure a smooth transition process.

Reggie Aggarwal said, “We are grateful to Pete for leading our finance team over the past two and a half years, including his efforts in guiding Cvent through its successful initial public offering in 2013, and transition to a public company. We wish Pete the best of luck in his future endeavors and look forward to his continued contributions to Cvent during this transition period.”

Aggarwal added, “As we look ahead, we anticipate bringing on board our next finance executive to help Cvent continue to scale and capitalize on our position as the leading provider of technology for the meetings and events industry.”

“It has been a privilege to work with the leadership team at Cvent through the process of becoming a public company,” said Pete Childs, Chief Financial Officer of Cvent. “I have great confidence in Cvent’s future. The company has a tremendous long-term track record and strong finance team in place. I look forward to continuing my work with this team and to help ensure a smooth transition process.”

Business Outlook

Based on information available as of today, which includes the impact of the SignUp4 acquisition and related estimates that could increase or decrease once the purchase accounting is completed, Cvent is issuing guidance for the second quarter and full year 2015 as follows:

Second Quarter 2015:

•	Total revenue is expected to be in the range of $45.5 million to $46.0 million, including an expected contribution of approximately $0.2 million from SignUp4.

•	GAAP net loss is expected to be in the range of $(5.2) million to $(4.8) million, or $(0.13) to $(0.12) per share, based on 41.6 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net income (loss) is expected to be in the range of $(0.1) million to $0.3 million, or breakeven to $0.01 per share, based on 41.6 million basic and diluted weighted average common shares outstanding and 43.4 million diluted weighted average common shares outstanding, respectively.

•	Adjusted EBITDA is expected to be in the range of $1.8 million to $2.2 million, including estimated dilution of approximately $1.0 million from SignUp4.

Full Year 2015:

•	Total revenue is expected to be in the range of $181.0 million to $183.0 million, including an expected contribution of approximately $1.5 million from SignUp4.

•	GAAP net loss is expected to be in the range of $(15.5) million to $(14.3) million, or $(0.37) to $(0.34) per share, based on 41.6 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $8.8 million to $10.0 million, or $0.20 to $0.23 per share, based on 43.4 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $16.0 million to $17.2 million, including dilution of approximately $2.5 million from SignUp4.

Conference Call Information

What:	Cvent First Quarter 2015 Financial Results Conference Call
When:	Monday, May 11, 2015
Time:	8:00 a.m. ET
Live Call:	(877) 317-6789, domestic
(412) 317-6789, international
Replay:	(877) 344-7529, passcode 10064664, domestic
(412) 317-0088, passcode 10064664, international
Webcast:	http://investors.cvent.com (live and replay)

The webcast will be archived on Cvent’s website for a period of three months.

About Cvent, Inc.

Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform, with more than 14,000 customers worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit www.cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP Cost of Revenue Expenses, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses, Non-GAAP operating income (loss), Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cvent excludes one or more of the following items from these non-GAAP financial measures:

Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.

Other expense. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results.

Provision for (benefit from) income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because of the volatility in the amount of expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Amortization of Intangible Assets. In accordance with GAAP, operating expenses include amortization of intangible assets such as software development and acquisition of technology. Cvent excludes these items from its non-GAAP financial measures because they are expenses that Cvent does not consider part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which may have their own unique acquisition histories and varied approaches to capitalization of software development.

Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and restricted stock units. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Foreign currency remeasurement and transaction losses (gains). Cvent’s non-GAAP financial measures exclude these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations and Comprehensive Loss instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their Consolidated Balance Sheets.

Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the contractual deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. Additionally, Cvent’s non-GAAP financial measures exclude costs related to performing due diligence, valuation, retention payments and severance or other acquisition-related activities. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.

Office relocation costs. These costs relate to Cvent’s office headquarters move during the third quarter of 2014. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of operating results to the results of other companies in our industry.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our momentum, progress and market share; statements regarding our preliminary unaudited revenue, net income (loss) and profitability margins for Cvent’s first quarter ended March 31, 2015; statements regarding our guidance for the second quarter and full year 2015 revenue, net income (loss), net income (loss) per share, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA; statements regarding the effects of our acquisition of SignUp4 on our business operations and financial results; statements regarding Mr. Childs’s transition out of his position as our

Chief Financial Officer, our search for a new Chief Financial Officer and the duration of Mr. Childs’s transition; and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the effect of any material weakness in the design and operating effectiveness of our internal control over financial reporting and ineffective disclosure controls and procedures; the uncertainty associated with the time and cost of the process to hire and transition to a new Chief Financial Officer and the impact of the transition; our ability to renew existing customers (including customers of SignUp4) and attract new customers; our ability to manage our growth effectively; our ability to integrate our acquisitions; our ability to attract, retain and motivate key personnel; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Cvent, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$153,192	$144,544
Restricted cash	405	397
Short-term investments	23,370	23,039
Accounts receivable, net of reserve of $493 and $339, respectively	37,561	44,986
Prepaid expense and other current assets	16,683	13,107
Deferred tax assets	5,572	3,776

Total current assets	236,783	229,849
Property and equipment, net	21,484	22,535
Capitalized software development costs, net	20,740	17,967
Intangible assets, net	8,943	9,442
Goodwill	20,802	20,802
Other assets, non-current	325	313

Total assets	$309,077	$300,908

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,615	$5,057
Accrued expenses and other current liabilities	20,319	18,534
Deferred revenue	85,908	82,030

Total current liabilities	110,842	105,621
Deferred tax liabilities, non-current	7,422	7,086
Deferred rent, non-current	10,716	9,576
Other liabilities, non-current	5,042	4,791

Total liabilities	134,022	127,074
Commitments and contingencies
Stockholders’ equity

Preferred stock, $0.001 par value, 100,000,000 shares authorized at March 31, 2015 and December 31, 2014; and zero issued and outstanding at March 31, 2015 and December 31, 2014	—	—

Common stock, $0.001 par value; 1,000,000,000 shares authorized at March 31, 2015 and December 31, 2014; 42,054,850 and 41,685,048 shares issued and 41,534,636 and 41,164,834 outstanding at March 31, 2015 and December 31, 2014, respectively	42	42
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	202,787	199,169
Accumulated other comprehensive loss	(265)	(220)
Accumulated deficit	(23,543)	(21,191)

Total stockholders’ equity	175,055	173,834

Total liabilities and stockholders’ equity	$309,077	$300,908

Cvent, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014

Revenue	$41,106	$31,401
Cost of revenue[1]	14,895	9,208

Gross profit	26,211	22,193
Operating expenses:
Sales and marketing[1]	17,740	13,667
Research and development[1]	5,035	3,189
General and administrative[1]	7,781	4,697

Total operating expenses	30,556	21,553

Income (loss) from operations	(4,345)	640
Interest income	544	279
Other expense	(426)	—

Income (loss) before income taxes	(4,227)	919
Benefit from income taxes	(1,875)	(722)

Net income (loss)	$(2,352)	$1,641

Net income (loss) per common share:
Basic	$(0.06)	$0.04

Diluted	$(0.06)	$0.04

Weighted average common shares outstanding - basic	41,236,164	40,619,281
Weighted average common shares outstanding - diluted	41,236,164	43,194,174

Other comprehensive income (loss):
Foreign currency translation loss	$(45)	$—

Comprehensive income (loss)	$(2,397)	$1,641

[1] Stock-based compensation expense included in the above:
Cost of revenue	$475	$193
Sales and marketing	1,030	303
Research and development	745	204
General and administrative	556	230

Total	$2,806	$930

Cvent, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net Income (loss)	$(2,352)	$1,641
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,059	2,001
Loss on asset disposal	436	—
Foreign currency transaction gain	(23)	(166)
Stock-based compensation expense	2,806	930
Deferred taxes	(1,472)
Change in operating assets and liabilities
Accounts receivable, net	7,316	8,906
Prepaid expenses and other assets	(3,352)	(271)
Accounts payable, accrued expenses and other liabilities	2,897	5,655
Deferred revenue	4,072	4,781

Net cash provided by operating activities	14,387	23,477

Investing activities:
Purchase of property and equipment	(773)	(1,751)
Capitalized software development costs	(4,724)	(3,021)
Net (purchases) sales of short-term investments	(331)	722
Acquisition and acquisition-related consideration payments	(17)	(20)
Restricted cash	(8)	(9)

Net cash used in investing activities	(5,853)	(4,079)

Financing activities:
Proceeds from exercise of stock options	237	234
Proceeds from follow-on public offering, net of expenses	—	24,814

Net cash provided by financing activities	237	25,048

Effect of exchange rate changes on cash and cash equivalents	(123)	166

Increase in cash and cash equivalents	$8,648	$44,612
Cash and cash equivalents, beginning of period	144,544	146,407

Cash and cash equivalents, end of period	$153,192	$191,019

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three months ended March 31,
	2015	2014

Cost of revenue	$14,895	$9,208
Adjustments
Stock-based compensation expense	(475)	(193)
Amortization of intangible assets	(499)	(199)

Non-GAAP Cost of Revenue Expenses	$13,921	$8,816

	Three months ended March 31,
	2015	2014

Sales and marketing	$17,740	$13,667
Adjustments
Stock-based compensation expense	(1,030)	(303)

Non-GAAP Sales & Marketing Expenses	$16,710	$13,364

	Three months ended March 31,
	2015	2014

Research and Development	$5,035	$3,189
Adjustments
Stock-based compensation expense	(745)	(204)

Non-GAAP Research & Development Expenses	$4,290	$2,985

	Three months ended March 31,
	2015	2014

General and administrative	$7,781	$4,697
Adjustments
Stock-based compensation expense	(556)	(230)
Costs related to acquisitions	(871)	(351)
Foreign currency remeasurement and transaction gains	186	439

Non-GAAP General and Administrative Expenses	$6,540	$4,555

	Three months ended March 31,
	2015	2014

Net income (loss)	$(2,352)	$1,641
Adjustments
Interest income	(544)	(279)
Other expense	426	—
Benefit from income taxes	(1,875)	(722)
Depreciation and amortization expense	4,060	2,001
Stock-based compensation expense	2,806	930
Foreign currency remeasurement and transaction gains	(186)	(439)
Costs related to acquisitions	871	351

Adjusted EBITDA	$3,206	$3,483

	Three months ended March 31,
	2015	2014

GAAP operating income (loss)	$(4,345)	$640
Adjustments
Stock-based compensation expense	2,806	930
Foreign currency remeasurement and transaction gains	(186)	(439)
Costs related to acquisitions	871	351
Amortization of intangible assets	499	199

Non-GAAP operating income (loss)	$(355)	$1,681

	Three months ended March 31,
	2015	2014

GAAP net income (loss)	$(2,352)	$1,641
Adjustments
Stock-based compensation expense	2,806	930
Foreign currency remeasurement and transaction gains	(186)	(439)
Costs related to acquisitions	871	351
Amortization of intangible assets	499	199

Non-GAAP net income	$1,638	$2,682

Non-GAAP diluted weighted average common shares outstanding	43,248,266	43,194,174

GAAP diluted weighted average common shares outstanding	41,236,164	43,194,174
Non-GAAP net income per diluted share	$0.04	$0.06
GAAP net income (loss) per diluted share	$(0.06)	$0.04